UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Iggys House, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2693369
(State of incorporation	(IRS Employer
or organization)	Identification No.)

One South Wacker Drive, Suite 1900, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Capital Market

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:   333-145275

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.            Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.001 par value per share (the “Common Stock”), of Iggys House, Inc. (the “Company”) contained under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (Registration No. 333-145275), initially filed with the Securities and Exchange Commission on August 9, 2007, and as amended from time to time thereafter, as well as in any prospectus or prospectus supplement that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.            Exhibits.

                        Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IGGYS HOUSE, INC.

Date: October 29, 2007	By:	/s/ Joseph A. Barr
	Name:	Joseph A. Barr
	Its:	President and Chief Financial Officer